Exhibit 1.2

Waiver Agreement Certification

This Waiver Agreement is entered into by the parties hereto in connection with the UST Tranche A Term Loan Credit Agreement dated as of July 7, 2020, and the UST Tranche B Term Loan Credit Agreement dated as of July 7, 2020, each entered into pursuant to Division A, Title IV, Subtitle A, section 4003 of the Coronavirus Aid, Relief, and Economic Security (CARES) Act (P. L. 116-136), as amended. The party named below, and its undersigned authorized representatives acknowledge that a materially false, fictitious, or fraudulent statement (or concealment or omission of a material fact) in connection with this Waiver Agreement may result in administrative remedies as well as civil and/or criminal penalties.

YELLOW CORPORATION,

as Borrower

By: /s/ Darren D. Hawkins_____

First Authorized Representative: Darren D. Hawkins

Title: Chief Executive Officer

By: /s/ Daniel L. Olivier

Second Authorized Representative: Daniel L. Olivier

Title: Chief Financial Officer

WAIVER AGREEMENT

This waiver agreement (this “Waiver Agreement”) is dated as of July 7, 2023. Reference is made to that certain UST Tranche A Term Loan Credit Agreement and that certain UST Tranche B Term Loan Credit Agreement, each dated as of July 7, 2020, among YELLOW CORPORATION (formerly known as YRC WORLDWIDE INC.), a corporation organized under the laws of Delaware (the “Borrower”), the Guarantors party thereto from time to time, the UNITED STATES DEPARTMENT OF THE TREASURY (“Treasury”), and THE BANK

OF NEW YORK MELLON, as administrative agent (in such capacity, including any permitted successor or assign thereto, the “Administrative Agent”) and as collateral agent (in such capacity, including any permitted successor or assign thereto, the “Collateral Agent”) for Treasury (each as amended, amended and restated, restated, supplemented, or otherwise modified from time to time, a “Credit Agreement,” and together, the “Credit Agreements”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given to such terms in the relevant Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 7.10 of each Credit Agreement, the Borrower covenanted to not permit the Consolidated EBITDA for the Test Period ending June 30, 2023, and for each Test Period thereafter, to fall below $200,000,000 (the “Financial Covenant”);

WHEREAS, the Borrower has requested that Treasury waive the Financial Covenant with respect to the Test Period ending June 30, 2023;

WHEREAS, Treasury, constituting the Required Lenders (as defined in each Credit Agreement), has agreed to waive the Financial Covenant solely with respect to the Test Period ending June 30, 2023, pursuant to this Waiver Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors party hereto, and the Required Lenders party hereto have agreed to enter into this Waiver Agreement:

1.
Waiver. Subject to the satisfaction (or waiver by the Required Lenders) of the conditions precedent set forth in Section 2 below, effective as of June 30, 2023, the Financial Covenant is waived solely with respect to the Test Period ending June 30, 2023 (it being understood that the Financial Covenant shall next apply with respect to the Test Period ending September 30, 2023).

2.
Conditions Precedent. This Waiver Agreement shall become effective on the first date on which the following conditions precedent have been satisfied (or waived by the Required Lenders):

2.1.
The Administrative Agent shall have received counterparts of this Waiver Agreement duly executed by the Borrower, the Guarantors party hereto, and the Required Lenders and acknowledged by the Administrative Agent;

2.2.
(i) The Administrative Agent and the Required Lenders shall have received copies of Amendment No. 3 and Limited Waiver, dated on or about July [ ], 2023, with an effective date of June 30, 2023, by and among the Borrower, the Guarantors party thereto, and Alter Domus Products Corp., as administrative and collateral agent (the “Tranche B-2 Term Loan Waiver”), duly executed by the parties thereto, in form and substance satisfactory to the Required Lenders in their sole discretion, and (ii) the conditions precedent set forth in the Tranche B-2 Term Loan Waiver shall have been satisfied; and

2.3.
After giving effect to the waiver under Section 1 herein, no Default or Event of Default has occurred and is continuing, or would result from the execution of this Waiver Agreement or consummation of the transactions contemplated hereunder.

3.
Affirmative Covenants. From and after the date of this Waiver Agreement, the Borrower shall:

3.1.
Comply with the covenant contained in subsection 6.13(c)(i) of Exhibit A to the Tranche B-2 Term Loan Waiver regarding the appointment of an operational advisor; and

3.2.
(i) Comply with the requirements pursuant to subsections 6.02(l), 6.02(m), 6.02(n) and 6.02(o) to Exhibit A to the Tranche B-2 Term Loan Waiver regarding delivery of certain documents and information, and (ii) deliver to the Administrative Agent, for distribution to each Lender, copies of each document or information so delivered no later than the date such document or information is required to be so delivered.

4.
Representations and Warranties. The Borrower and each of the Guarantors party hereto hereby represents and warrants as follows:

4.1.
This Waiver Agreement has been duly authorized, executed, and delivered by the Borrower and each Guarantor, and this Waiver Agreement and the Credit Agreements constitute legal, valid, and binding obligations of the Borrower and the Guarantors and enforceable against the Borrower and the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.2.
As of the date hereof, after giving effect to the waiver under Section 1 herein, the representations and warranties of the Borrower and the Guarantors set forth in Article 5 of each Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that any such representation and warranty that is qualified by “materiality,” “material adverse effect,” or similar language shall be true and correct in all respects (after giving effect to such qualification therein) on and as of the date hereof with the same effect as though made on and as of such date or such earlier date, as applicable.

4.3.
After giving effect to the waiver in Section 1 herein, no Default or Event of Default has occurred and is continuing or would result from the execution of this Waiver Agreement or consummation of the transactions contemplated hereunder.

5.
Limited Effect. This Waiver Agreement shall be limited as written and nothing herein shall be deemed to constitute an amendment or waiver of any other term, provision or condition of the Credit Agreements or any other Loan Documents in any other instance than as expressly set forth herein or prejudice any right or remedy that any Lender or the Administrative Agent or Collateral Agent may now have or may in the future have under any Loan Document. Nothing in this Waiver Agreement is intended to or shall be deemed or construed to establish a custom or course of dealing between the Loan Parties, on the one hand, and any Lender, on the other hand. Except as herein provided, the Credit Agreements and any other Loan Documents executed and delivered in connection therewith shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

6.
No Novation. This Waiver Agreement shall not constitute a novation of the Credit Agreements or any other Loan Documents.

7.
Loan Document. The parties hereto acknowledge that this Waiver Agreement is a Loan Document.

8.
Amendment, Modification and Waiver. This Waiver Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

9.
Counterparts and Electronic Execution and Delivery. This Waiver Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver Agreement by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Waiver Agreement. The words “executed,” “signature,” “delivery,” and words of like import shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, as the case may be, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery or the use of a paper-based recordkeeping system, as the case may be.

10.
Direction to Administrative Agent. By its execution hereof, the Required Lenders direct the Administrative Agent to acknowledge this Waiver Agreement.

11.
Governing Law; etc. Section 10.07 (Applicable Law), Section 10.11 (WAIVER OF JURY TRIAL), and Section 10.15 (Jurisdiction; Consent to Service of Process) of each Credit Agreement shall apply mutatis mutandis to this Waiver Agreement as if set out herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Borrower and Treasury, constituting the Required Lenders, have caused this Waiver Agreement to be duly executed and delivered by their respective officers thereunto duly authorized.

YELLOW CORPORATION,

as Borrower

By:__/s/ Darren D. Hawkins_____

Name: Darren D. Hawkins

Title: Chief Executive Officer

By: /s/ Daniel L. Olivier________

Name: Daniel L. Olivier

Title: Chief Financial Officer

1105481 ONTARIO INC. EXPRESS LANE SERVICE, INC.

NEW PENN MOTOR EXPRESS LLC ROADWAY EXPRESS INTERNATIONAL, INC.

ROADWAY LLC

ROADWAY NEXT DAY CORPORATION USF BESTWAY INC.

USF DUGAN INC.

USF HOLLAND INTERNATIONAL SALES CORPORATION

USF HOLLAND LLC USF REDDAWAY INC. USF REDSTAR LLC

YELLOW LOGISTICS, INC. (F/K/A HNRY LOGISTICS, INC.)

YRC ASSOCIATION SOLUTIONS, INC. YRC ENTERPRISE SERVICES, INC. YRC FREIGHT CANADA COMPANY YRC INC.

YRC INTERNATIONAL INVESTMENTS, INC.

YRC LOGISTICS INC.

YRC LOGISTICS SERVICES, INC. YRC MORTGAGES, LLC

YRC REGIONAL TRANSPORTATION, INC.,

each as a Guarantor

By:__/s/ Darren D. Hawkins_____

Name: Darren D. Hawkins

Title: Chief Executive Officer

UNITED STATES DEPARTMENT OF THE TREASURY,

as Required Lenders

By: __/s/ Jessica Milano_____________

Name: Jessica Milano

Title: Chief Program Officer

Acknowledged by:

THE BANK OF NEW YORK MELLON,

as Administrative Agent

By: __/s/ Louis Abitante____________

Name: Louis Abitante

Title: Vice President